Exhibit 99.1

NEWS FROM POINT BLANK SOLUTIONS, INC. 2102 SW 2 nd Street • Pompano Beach, FL 33069 Tel: 954-630-0900 • www.pointblanksolutionsinc.com

Company Contact:	Media Relations/Investor Relations
Glenn Wiener
212-786-6013 / ir@pbsinc.com

POINT BLANK SOLUTIONS REPORTS

2008 SECOND QUARTER RESULTS

Pompano Beach, Florida, August 11, 2008 – Point Blank Solutions, Inc. (“PBSI”, OTC Pink Sheets: PBSO.PK), a leader in the field of protective body armor, announced today its results of operations and financial position as of and for the second quarter ended June 30, 2008.

For the quarter ended June 30, 2008, net sales were $11.1 million, compared to net sales of $93.5 in the quarter ended June 30, 2007. The decline in net sales is primarily due to reductions in military and federal sales of $77.5 million. Quarterly net sales were significantly impacted by delays in awarding military contracts. As previously announced, the Company responded to several solicitations for which the contract award dates were delayed, including for the Improved Outer Tactical Vest (IOTV) bridge buy, the IOTV base buy, which includes Deltoid Auxiliary Protective Systems (DAPS), and others. The Company also experienced lower sales to the Domestic/Distributor market of $4.7 million. This decline was primarily due to uncertainties in the transition to new National Institute of Justice standards for soft body armor, as well as higher fuel costs, which had a direct impact on state and local governments’ spending.

In June 2008, the Company was awarded a $13.5 million contract from the U.S. Department of the Army, Joint Contracting Command-Iraq to produce 42,500 concealable, ballistic vests and approximately 85,000 Level IV plates. In addition, in July 2008 the Company won the $86.2 million IOTV Bridge Buy award to provide the U.S. Military with the Improved Outer Tactical Vest (IOTV). This contract calls for the production of 150,000 vests beginning in August 2008 and is expected to be concluded in approximately six months. With these awards and others from each of the Company’s subsidiaries, backlog as of July 1, 2008 grew to approximately $108 million. The Company also responded to other solicitations that have closed with award dates expected by September 30, 2008 and believes there will be additional solicitations from the U.S. Military and Federal Government and International, in the third and fourth quarters of 2008.

Gross profit for the 2008 second quarter was $(0.3) million, or (2.5)% of net sales, as compared to $16.8 million, or 18.0% of net sales for the comparable prior year period. Gross margins were impacted by the delays in contract awards, which significantly limited the Company from leveraging operating efficiencies in manufacturing and production. Constraints on price increases due to the competitive market and higher raw material costs also adversely impacted gross profits and margins in the 2008 periods as compared to the same periods in 2007. The Company believes its gross profit levels will improve in the second half of the year, as a result of its increased sales volume and expectations for the future.

Total operating costs were $(17.9) million or (162)% of net sales for the 2008 quarter as compared to $11.8 million or 12.7% of net sales for the comparable 2007 period. Operating costs in the current quarter include a credit of $26.1 million, as the statue of limitations for the major portion of the 2004 employment tax withholding obligations expired, resulting in the reversal of the charge recorded in 2004. Operating costs for the second quarter of 2007 included a similar credit of $0.7 million relating to 2003. Selling, general and administrative expenses declined by $3.7 million, to $6.3 million in the current year quarter as compared to $10.1 million in 2007 as a result of lower levels of professional fees, reductions in incentive compensation and lower head count.

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For the three month period ended June 30, 2008, the Company reported operating income of $17.7 million as compared to $5.0 million in the comparable 2007 period. Net income for the 2008 three month period was $10.6 million or $0.21 per basic and diluted share versus $2.8 million or $0.06 per share, both basic and diluted.

For the six months ended June 30, 2008:

•	Net sales were $61.0 million, compared to net sales of $185.6 in the comparable six month period last year.

•	Gross profit was $8.5 million or 13.9% of net sales, compared to $35.5 million or 19.1% of net sales for the same period in 2007.

•	Total operating costs for the six months ended June 30, 2008 were $(7.6) million or (12.5)% of net sales versus $24.0 million or 12.9% of net sales.

•

Operating income was $16.1 million as compared to $11.5 million in the six month period ended June 30, 2008. Net income for the six month 2008 period was $9.6 million or $0.19 per basic and diluted share versus $6.6 million or $0.13 per share, both basic and diluted in the comparable prior year period.

Larry Ellis, President and CEO of Point Blank Solutions stated, “The first half of 2008 has been difficult, both operationally and financially. But the landscape is changing. There are several, major solicitations with awards planned for the second half of the year and into 2009; one is larger than any single, soft body armor solicitation in the industry’s history. We have trusted brands, capacity and a proven track record with our customers. We are well positioned to capture a fair share of upcoming awards and grow each segment of our business. While delays cut into our performance this past quarter, they have become the demands for the future.”

Ellis continued, “In addition to our core business, we have focused on building an international platform to grow the top-line and diversify our geographic footprint. The same holds true for our product development and R&D initiatives. We are working closely with suppliers and in tandem with LifeStone Materials to develop new and innovative solutions – in body armor and protective solutions. It is our goal to build a diversified business that will generate high returns for our shareholders.”

Conference Call Information

The Company will be hosting a teleconference and webcast to discuss its 2008 first quarter financial results on Tuesday, August 12, 2008 at 11:00 a.m. Eastern Time. Parties can listen on the webcast on the Point Blank Solutions website at http://www.pointblanksolutionsinc.com and by clicking on “Investor Relations”. For those who would like to participate “live” on the teleconference, please contact the investor relations department and the call-in information will be provided to you. Additionally, a replay of the webcast will be available on the Company’s website in the “Investor Relations” section or via teleconference within 24-hours after the completion of the call. The domestic replay number is (888) 286-8010 and the international replay number is (617) 801-6888 both will use access code: 72873438.

ABOUT POINT BLANK SOLUTIONS, INC.

Point Blank Solutions, Inc. is a leader in the design and production of technologically advanced body armor systems for the U.S. Military, Government and law enforcement agencies, as well as select international markets. The Company is also recognized as the largest producer of soft body armor in the U.S. With state-of-the-art manufacturing and laboratory testing facilities, strategic technology and marketing alliances, and an ongoing commitment to drive innovation, Point Blank Solutions believes that it can deliver the most advanced body armor solutions, quicker and better than anyone in the industry.

The Company maintains facilities in Deerfield Beach, FL, Oakland Park, FL, Pompano Beach, FL, Jacksboro, TN and Washington, DC. To learn more about Point Blank Solutions, Inc. visit our website at www.PointBlankSolutionsInc.com.

Non-GAAP Financial Disclosure

This press release contains information regarding Adjusted EBITDA. Adjusted EBITDA is computed as net income, plus the sum of interest expense, income taxes, depreciation and amortization, litigation and cost of investigations and equity based compensation. This measure is a non-GAAP financial measure, defined as numerical measures of financial performance that exclude or include amounts so as to be different than the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles, or GAAP, in our statements of operations, balance sheets or statements of cash flows. Pursuant to the requirements of Regulation G, we have provided a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure.

Although Adjusted EBITDA represents a non-GAAP financial measure, we consider this measure to be a key operating metric of our business. We use this measure in our planning and budgeting processes and to monitor and evaluate our financial and operating results. We also believe that Adjusted EBITDA is useful to investors because it provides an analysis of financial and operating results using the same measures that we use in evaluating the Company. We expect that such measure provides investors with the means to evaluate our financial and operating results against other companies within our industry. Our calculation of Adjusted EBITDA may not be consistent with the calculation of this measure by other companies in our industry. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net earnings (loss) as an indicator of our operating performance or cash flows from operating activities, as a measure of liquidity or any other measure of performance derived in accordance with GAAP.

SAFE HARBOR STATEMENT

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THE STATEMENTS WHICH ARE NOT HISTORICAL FACTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS, WHICH ARE BASED LARGELY ON THE COMPANY’S EXPECTATIONS AND ARE SUBJECT TO VARIOUS BUSINESS RISKS AND UNCERTAINTIES, CERTAIN OF WHICH ARE BEYOND THE COMPANY’S CONTROL. WORDS SUCH AS “EXPECTS,” “ANTICIPATES,” “TARGETS,” “GOALS,” “PROJECTS,” “INTENDS,” “PLANS,” “BELIEVES,” “SEEKS,” “ESTIMATES,” VARIATIONS OF SUCH WORDS, AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE ONLY PREDICTIONS THAT SPEAK AS OF THE DATE HEREOF AND ARE SUBJECT TO RISKS, UNCERTAINTIES AND ASSUMPTIONS THAT ARE DIFFICULT TO PREDICT. THEREFORE, ACTUAL RESULTS MAY DIFFER MATERIALLY AND ADVERSELY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, (1) CHANGES IN THE COMPANY’S INTERNAL CONTROL STRUCTURE OVER FINANCIAL REPORTING, (2) UNCERTAINTY OF FUTURE FINANCIAL RESULTS, (3) ADDITIONAL FINANCING REQUIREMENTS, (4) DEVELOPMENT OF NEW PRODUCTS, (5) GOVERNMENT APPROVAL AND CONTRACTING PROCESSES, (6) THE IMPACT OF COMPETITIVE PRODUCTS OR PRICING, (7) TECHNOLOGICAL CHANGES, (8) THE EFFECT OF POLITICAL AND ECONOMIC CONDITIONS, (9) THE OUTCOME AND IMPACT OF LITIGATION TO WHICH THE COMPANY IS A PARTY AND THE SECURITIES AND EXCHANGE COMMISSION AND OTHER INVESTIGATIONS REGARDING THE COMPANY, (10) TURNOVER IN THE COMPANY’S SENIOR MANAGEMENT AND (11) OTHER UNCERTAINTIES DETAILED IN THE COMPANY’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING, WITHOUT LIMITATION, THOSE UNCERTAINTIES AND RISKS DISCUSSED IN DETAIL IN “RISK FACTORS,” IN THE COMPANY’S PERIODIC REPORTS ON FORMS 10-K AND 10-Q. THE COMPANY UNDERTAKES NO OBLIGATION TO REVISE OR UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS TO REFLECT ANY CHANGE IN THE EXPECTATIONS OF OUR MANAGEMENT WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS, OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENTS ARE BASED.

In connection with the solicitation of proxies, Point Blank Solutions, Inc. has filed with the U.S. Securities and Exchange Commission (the “SEC”) and mailed to stockholders a definitive proxy statement and additional proxy materials. The proxy statement contains important information about Point Blank Solutions and the Company’s 2008 Annual Meeting. Point Blank’s stockholders are urged to read the proxy statement carefully. The proxy statement and other documents relating to the 2008 Annual Meeting can be obtained free of charge from the SEC’s website at http://www.sec.gov. These documents can also be obtained free of charge from the Company at the Company’s website at www.pointblanksolutionsinc.com under the “Investor Relations” tab, upon written request to Corporate Secretary, Point Blank Solutions, Inc, 2102 S.W. 2nd St., Pompano Beach, Florida 33069, or by calling the Investor Relations department at (212) 786-6013.

The Company and its directors and executive officers are deemed to be participants in the solicitation of proxies in connection with the 2008 Annual Meeting. Information regarding the interests of the directors and executive officers of the Company in the solicitation may be found in the definitive proxy statement filed by the Company with the SEC on March 24, 2008, and in additional proxy materials filed with the SEC, available free of charge from the SEC and the Company, as indicated above. Information about the directors and executive officers of the Company may be found in its Form 10-K for the fiscal year ended December 31, 2007, filed with the SEC on March 17, 2008.

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POINT BLANK SOLUTIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, expect per share date)

	June 30, 2008	December 31, 2007
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$134	$213
Restricted cash	35,200	35,200
Accounts receivable, less allowance for doubtful accounts of $201 and $296, respectively	5,734	25,144
Inventories, net	44,084	43,550
Income tax receivables	12,862	20,285
Deferred income taxes	13,843	21,468
Prepaid expenses and other current assets	3,131	3,150

Total current assets	114,988	149,010

Property and equipment, net	11,108	5,967

Other assets
Deferred income taxes	1,732	1,312
Deposits and other assets	117	78

Total other assets	1,849	1,390

Total assets	$127,945	$156,367

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving line of credit	$7,904	$16,254
Note payable	2,500	—
Accounts payable	9,059	15,416
Accrued expenses and other current liabilities	7,111	8,384
Reserve for class action settlement	39,372	39,372
Vest replacement program obligation	418	527
Employment tax withholding obligation	8,117	34,176

Total current liabilities	74,481	114,129
Long term liabilities
Unrecognized tax benefits	11,060	11,134
Other liabilities	449	525

Total long term liabilities	11,509	11,659

Total liabilities	85,990	125,788

Commitments and contingencies	—	—
Minority and non-controlling interests in consolidated subsidiaries	394	406

Contingently redeemable common stock (related party)	19,326	19,326
Stockholders’ equity:
Common stock, $0.0001 par value, 100,000,000 shares authorized, 48,135,162 and 48,016,836 shares issued and outstanding, respectively	48	48
Additional paid in capital	86,296	84,552
Accumulated deficit	(64,109)	(73,753)

Total stockholders’ equity	22,235	10,847

Total liabilities and stockholders’ equity	$127,945	$156,367

POINT BLANK SOLUTIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

(In thousands, expect per share date)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Net sales	$11,085	$93,517	$60,987	$185,627
Cost of goods sold	11,362	76,704	52,535	150,149

Gross profit (loss)	(277)	16,813	8,452	35,478

Selling, general and administrative expenses	6,332	10,069	14,782	19,576
Litigation and cost of investigations	1,793	2,510	3,688	5,160
Employment tax withholding charge (credit)	(26,059)	(737)	(26,071)	(737)

Total operating costs	(17,934)	11,842	(7,601)	23,999

Operating income	17,657	4,971	16,053	11,479

Interest expense	195	166	394	280

Other (income) expense	50	(10)	(218)	(16)

Total other expense	245	156	176	264

Income before income tax expense	17,412	4,815	15,877	11,215
Income tax expense	7,073	1,930	6,494	4,497

Income before minority and non-controlling interests of subsidiaries	10,339	2,885	9,383	6,718
Less minority and non-controlling interests of subsidiaries	(265)	44	(262)	98

Net income	10,604	2,841	9,645	6,620

Basic and diluted earnings per common share	$0.21	$0.06	$0.19	$0.13

POINT BLANK SOLUTIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)

	For the Six Months Ended June 30,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$9,645	$6,620
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	565	300
Amortization of deferred financing costs	59	29
Deferred income tax expense (benefit)	7,205	2,393
Gain on sale of fixed assets	(3)	—
Minority and non-controlling interests in consolidated subsidiaries	(262)	97
Equity based compensation	1,715	1,703
Changes in assets and liabilities:
Accounts receivable	19,410	1,826

Inventories	(534)	(787)
Income tax receivable	7,423	—

Prepaid expenses and other current assets	(40)	(569)
Deposits and other assets	(39)	(862)

Accounts payable	(6,227)	2,107

Accrued expenses and other current liabilities	(1,273)	(4,921)

Vest replacement program obligation	(109)	(1,894)

Income taxes payable	—	(1,552)
Unrecognized tax benefits	(74)	—

Employment tax withholding obligation	(26,059)	(737)

Other liabilities	(76)	(269)

Net cash provided by operating activities	11,326	3,484

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property and equipment	4

Purchases of property and equipment	(3,207)	(2,202)

Net cash used in investing activities	(3,203)	(2,202)

CASH FLOWS FROM FINANCING ACTIVITIES
Bank overdraft	(130)	56
Contribution from minority owners	250	—

Net proceeds (repayment) of revolving line of credit	(8,350)	(1,480)
Net proceeds from exercise of stock warrants	28	—

Net cash used in financing activities	(8,202)	(1,424)

Net decrease in cash and cash equivalents	(79)	(142)

Cash and cash equivalents at beginning of year	213	177

Cash and cash equivalents at end of period	$134	$35

Supplemental cash flow information:
Property and equipment acquired by issuing a note payable	$2,500	—

POINT BLANK SOLUTIONS, INC. AND SUBSIDIARIES

ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED JUNE 30,

(In thousands)

	2008	2007
Net Income	$10,604	$2,841
Add back:
Depreciation	330	160
Interest Expense	195	166
Income Taxes	7,073	1,930
Stock based compensation	734	868
Litigation and cost of investigations	1,793	2,510
Payroll Tax Withholding Credit	(26,059)	(737)

Adjusted EBITDA	$(5,330)	$7,738

POINT BLANK SOLUTIONS, INC. AND SUBSIDIARIES

ADJUSTED EBITDA

FOR THE SIX MONTHS ENDED JUNE 30,

(In thousands)

	2008	2007
Net Income	$9,645	$6,620
Add back:
Depreciation	565	300
Interest Expense	394	280
Income Taxes	6,494	4,497
Stock based compensation	1,715	1,703
Litigation and cost of investigations	3,688	5,160
Payroll Tax Withholding Credit	(26,071)	(737)

Adjusted EBITDA	$(3,570)	$17,823